Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 24, 2010, relating to the financial statements, which appears in this Annual Report on Form 10-K for the year ended February 28, 2011.

FRIEDMAN, COHEN, TAUBMAN & COMPANY, LLC
Plantation, Florida
May 16, 2011